UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2015

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 10, 2015, NexPoint Capital, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to various events described therein. At the time of the filing of the Current Report on Form 8-K, the Company did not have the letter from RSM US LLP (“RSM”) addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. This Amendment No. 1 to the Company’s Current Report on Form 8-K is being filed to provide the required RSM letter as an exhibit that was omitted from the Company’s Current Report on Form 8-K filed on November 10, 2015.

The filing of this Form 8-K/A, Amendment No. 1, is not an admission that the Company’s Form 8-K filed on December 10, 2015, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to the Company’s Current Report on Form 8-K filed on December 10, 2015. The Company has not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

In the interest of clarity, the Company has decided to file this Form 8-K/A, Amendment No. 1, in its entirety due to the changes that it has made.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 4, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors of NexPoint Capital, Inc. (the “Company”) approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 (including to perform the audit of the Company’s financial statements for the fiscal year ending 2015). Also, the Audit Committee informed RSM US LLP (“RSM”) that it has been dismissed, effective December 4, 2015, as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through December 4, 2015, the Company had (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to RSM’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

RSM’s report on the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through December 4, 2015, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided RSM with a copy of the disclosures it made in the Company’s December 10, 2015 Current Report, which RSM has received no later than the day that the disclosures were filed with the Commission. The Company requested that RSM furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. The RSM letter is attached to this Current Report as an exhibit.

Item 9.01.	Financial Statements and Exhibits.

16.1*	Letter from RSM US LLP as required by Item 304(a) of Regulation S-K.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: December 11, 2015	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer